EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We hereby consent to the inclusion in the Proxy Statement of Tipton Telephone Company, Inc. and Prospectus of Telephone and Data Systems, Inc., included in this Form S-4 Registration Statement of Telephone and Data Systems, Inc., of our report dated February 23, 1995, on our audits of the financial statements of Tipton Telephone Company, Inc., as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992. We also consent to all references to our Firm included in this Form S-4 Registration Statement.



                                                KEHLENBRINK, LAWRENCE & PAUCKNER

Indianapolis, Indiana
January 30, 1996



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